Exhibit 99.1

Fathom Holdings Reports First Quarter 2024 Results

– Company Targets Achieving and Remaining Adjusted EBITDA Positive Moving Forward–

CARY, NC, May 9, 2024 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today reported financial results for the first quarter ended March 31, 2024.

"We made progress during the first quarter towards achieving our 2024 goals despite seasonality and broader industry challenges that continue to impact our results," remarked Marco Fregenal, CEO of Fathom. "Gross margin increased to 10.3% during the quarter, which positions Fathom well to reaching positive EBITDA and operational cash flow going forward. Moreover, the recent sale of Dagley Insurance Agency marks a significant milestone in fortifying our financial position and supporting our agent growth strategy. The infusion of capital from this transaction equips us with vital resources to tackle potential challenges with confidence and deliver greater value for our shareholders through targeted growth initiatives and the exploration of additional opportunities within our core operations. Looking ahead, we believe we remain well-positioned to attract high-quality agent teams and brokerages as our agent value proposition remains compelling in the current environment and our pipeline of opportunities remains robust.”

First Quarter 2024 Financial Results

Fathom’s real estate agent network grew 12.8% to approximately 11,986 agent licenses at March 31, 2024, up from approximately 10,628 agent licenses at March 31, 2023.

Fathom closed 7,703 transactions for the 2024 first quarter, a decrease of 9.7%, compared to 8,532 transactions for the 2023 first quarter. Real estate transactions decreased primarily due to continuation of high interest rates in the first quarter of 2024.

Fathom’s total revenue decreased 9.0% for the 2024 first quarter to $70.5 million, from $77.5 million for the 2023 first quarter. The decrease in total revenue was comprised of a 10.6% decrease in brokerage revenue largely attributable to the decline in brokerage transactions previously noted, partially offset by a 17.1% increase in Fathom’s ancillary services revenue, particularly in Fathom’s mortgage business.

Gross profit for the 2024 first quarter increased approximately 7.0% to $7.2 million, from $6.8 million for the 2023 first quarter. Gross margin increased 160 basis points for the 2024 first quarter to 10.3%, compared to 8.7% for the 2023 first quarter. This increase was primarily due to our transaction fee cap resetting at the beginning of the year to $150 on each of the first 15 of an agent’s brokerage transactions in addition to our increasing our agent’s annual fee from $600 to $700 and implementing our new High-Value Property Fee commencing January 1, 2024.

Segment revenue for the 2024 first quarter, compared with the 2023 first quarter was as follows:

	Revenue
	Three months ended March 31,
(Revenue $ in millions)	2024	2023

	UNAUDITED
Real Estate Brokerage	$65.4	$73.2
Mortgage	2.3	1.5
Technology	1.1	0.7
Corporate and other services (a)	1.7	2.1
Total revenue	$70.5	$77.5

(a)	Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the 2024 first quarter was $5.9 million, or $0.31 per share, compared with a loss of $5.7 million, or $0.36 per share, for the 2023 first quarter. This was primarily due to an increase in technology and development and general and administrative costs.

Technology and development expenses were approximately $2.0 million for the 2024 first quarter compared with $1.6 million for the first quarter of 2023. The approximate $0.4 million increase was primarily due to expansion of our Brazil technological operations, higher data and outside service costs, and to an approximate $0.1 million increase in non-cash amortization of costs incurred related to the development of our technology platform.

General and administrative expense totaled $9.6 million for the 2024 first quarter, or 13.6% of revenue, compared with $9.3 million or 12.0% of revenue for the first quarter of 2023. The dollar increase was primarily due to costs incurred to enhance our offshore services team and regional leadership, partially offset by a reduction in insurance costs.

Despite the decrease in the current first quarter revenues, Adjusted EBITDA loss, a non-GAAP measure, was relatively constant at $1.5 million in the 2024 first quarter compared with an Adjusted EBITDA loss of approximately $1.4 million for the 2023 first quarter. Fathom is committed to achieving and remaining Adjusted EBITDA positive moving forward.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Q1 2024 and Recent Highlights

•	Fathom Realty expanded into Rhode Island.

•	Fathom Realty announced the promotions of DeJane Kerr to Senior Vice President of Operations and Daniel Lang to Regional Director.

•	Established Verus Title Elite, a strategic joint venture with individual teams and top producing agents of Fathom Realty throughout Texas that is expected to increase Verus’s and thereby Fathom’s revenue and profitability.

•	Commencing January 1, 2024, the agent’s annual fee which is charged on an agent’s first transaction of each anniversary year increased from $600 to $700. In addition, we implemented a new fee on sales of properties for over $600,000. This new ‘High-Value Property Fee’ will consist of an additional $200 on properties priced between $600,000 and $999,999. Then, there will be an additional fee of $250 charged for each $500,000 tier over a $1,000,000 property price.

•	In May 2024, Fathom entered into a purchase and sale agreement for the sale of Dagley Insurance Agency to its founder, Nathan Dagley. Pursuant to the agreement, the sale price of Dagley Insurance Agency was $15 million in cash, subject to certain purchase price adjustments, consisting of (i) $8 million in cash paid at closing, and (ii) $7 million in cash paid in the next 24 months.

Guidance/Long-Term Targets

Without giving a timeline for reaching this target, the Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 transactions per year.

For the second quarter of 2024, Fathom expects total revenue in the range of $86 million – $89 million, and Adjusted EBITDA in the range of $200K – $500K.

Conference Call

Fathom management will hold a conference call at 6:30 p.m. Eastern time (3:30 p.m. Pacific time) today to discuss its financial results for the first quarter ended March 31, 2024.

Call Date: Thursday, May 9 2024

Time: 6:30 p.m. Eastern time (3:30 p.m. Pacific time)

U.S. dial-in: 833-685-0908

International dial-in: 412-317-5742

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.

A telephone replay of the call will be available through May 16, 2024.

U.S. replay dial-in: 877-344-7529

International replay dial-in: 412-317-0088

Replay ID: 3963952

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, Verus Title, and Cornerstone. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover

Gateway Group, Inc.

949-574-3860

FTHM@gateway-grp.com

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended March 31,
	2024	2023

	UNAUDITED
Revenue
Gross commission income	$65,385	$73,170
Other service revenue	5,118	4,371
Total revenue	70,503	77,541
Operating expenses
Commission and other agent-related costs	61,167	69,172
Operations and support	2,109	1,614
Technology and development	1,950	1,579
General and administrative	9,602	9,312
Marketing	600	715
Depreciation and amortization	728	695
Total operating expenses	76,156	83,087
Loss from operations	(5,653)	(5,546)
Other expense (income), net
Interest expense (income), net	105	(16)
Other nonoperating expense, net	152	159
Other expense, net	257	143
Loss before income taxes	(5,910)	(5,689)
Income tax expense (benefit)	17	12
Net loss	$(5,927)	$(5,701)
Net loss per share:
Basic	$(0.31)	$(0.36)
Diluted	$(0.31)	$(0.36)
Weighted average common shares outstanding:
Basic	19,178,474	16,011,068
Diluted	19,178,474	16,011,068

The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2024	2023
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$5,682	$7,399
Restricted cash	280	141
Accounts receivable	2,996	3,352
Mortgage loans held for sale, at fair value	8,731	8,602
Prepaid and other current assets	4,601	3,700
Total current assets	22,290	23,194
Property and equipment, net	2,224	2,340
Lease right of use assets	4,997	4,150
Intangible assets, net	23,080	23,909
Goodwill	25,607	25,607
Other assets	50	58
Total assets	$78,248	$79,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,830	$3,396
Accrued and other current liabilities	3,710	2,681
Warehouse lines of credit	8,518	8,355
Lease liability - current portion	1,507	1,504
Long-term debt - current portion	246	416
Total current liabilities	17,811	16,352
Lease liability, net of current portion	4,630	3,824
Long-term debt, net of current portion	3,490	3,467
Other long-term liabilities	386	381
Total liabilities	26,317	24,024
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 20,838,420 and 20,671,515 as of March 31, 2024 and December 31, 2023, respectively)	-	-
Additional paid-in capital	129,444	126,820
Accumulated deficit	(77,513)	(71,586)
Total stockholders’ equity	51,931	55,234
Total liabilities and stockholders’ equity	$78,248	$79,258

The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,927)	$(5,701)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,480	1,357
Non-cash lease expense	529	337
Gain on sale of mortgages	(1,215)	(831)
Stock-based compensation	2,652	2,820
Deferred income taxes	5	—
Change in operating assets and liabilities:
Accounts receivable	356	(336)
Prepaid and other current assets	(901)	202
Other assets	8	(3)
Accounts payable	434	644
Accrued and other current liabilities	1,112	411
Operating lease liabilities	(566)	(374)
Mortgage loans held for sale	(49,598)	(37,179)
Proceeds from sale and principal payments on mortgage loans held for sale	50,684	37,083
Net cash used in operating activities	(947)	(1,570)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1)	(9)
Purchase of intangible assets	(534)	(579)
Net cash used in investing activities	(535)	(588)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(148)	(318)
Borrowings from warehouse lines of credit	49,440	29,826
Deferred acquisition consideration payments	(83)	—
Repayments on warehouses lines of credit	(49,277)	(28,929)
Payment of offering cost in connection with issuance of common stock in connection with public offering	(28)	—
Net cash provided by (used in) financing activities	(96)	579
Net decrease in cash, cash equivalents, and restricted cash	(1,578)	(1,579)
Cash, cash equivalents, and restricted cash at beginning of period	7,540	8,380
Cash, cash equivalents, and restricted cash at end of period	$5,962	$6,801
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$90	$11
Right of use assets obtained in exchange for new lease liabilities	1,284	4
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$5,682	$6,723
Restricted cash	280	78
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$5,962	$6,801

The accompanying notes are an integral part of the condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(5,927)	$(5,701)
Stock based compensation	2,652	2,820
Depreciation and amortization	1,480	1,357
Other expense, net	257	143
Income tax expense	17	12
Adjusted EBITDA	$(1,521)	$(1,369)

Note about Non-GAAP Financial Measures

To supplement Fathom's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other income and expense, income taxes, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company's financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom's management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense and transaction-related costs associated with the Company's acquisition activity, provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, minor legal settlement claims, certain legal fees, severance costs, professional fees related to investigating potential financing opportunities, if applicable, and other non-cash items.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom's core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom's business and an important part of its compensation strategy;
•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom's growth strategy and therefore likely to occur; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software, and acquisition related intangible asset costs, however, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(UNAUDITED)

(In thousands)

	Three Months Ended June 30, 2024
	Low	High
Net loss*	$(4,520)	$(4,730)
Stock based compensation	2,800	3,100
Depreciation and amortization	1,600	1,700
Other expense, net*	300	400
Income tax expense (benefit)*	20	30
Adjusted EBITDA	$200	$500

*Excludes approximately $2.2 million in estimated gain and $0.2 million in estimated tax benefits resulting from the Company's disposition of Dagley Insurance Agency effective May 3, 2023.